                                                                    Exhibit 4.01

                          LEHMAN BROTHERS HOLDINGS INC.

                     Limited Principal Protection RAPIDS(SM)
         (Return Accelerated PortfolIo Debt Securities) Due June 3, 2007
                    Linked to a Basket of Five Stock Indices

Number R-1                                                            $5,000,000
ISIN US524908PJ38                                                CUSIP 524908PJ3

See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY
OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS
A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE &
CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

            LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, on the Stated Maturity Date, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity
Payment Amount. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

            Any amount payable on the Stated Maturity Date hereon will be paid only upon presentation and surrender of this Security.

                                                                               2

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY
SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            "RAPIDS" is a service mark of the Company. Each Component Index is a trademark of the sponsor of such Component Index and has been licensed for use by Lehman Brothers Holdings Inc. The Securities, linked to the performance of the Component Indices, are not sponsored, endorsed, sold or promoted by the sponsors of the Component Indices and the sponsors of the Component Indices make no representation regarding the advisability of investing in the Securities.

            This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                                                                               3

            IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its
President, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: March 3, 2006               LEHMAN BROTHERS HOLDINGS INC.

                                   By: /s/ James J. Killerlane III
                                       --------------------------------------
                                       James J. Killerlane III
                                       Vice President

                                   Attest: /s/ Jin Lee
                                           ----------------------------------
                                           Jin Lee
                                           Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  March 3, 2006

CITIBANK, N.A.
 as Trustee

By: /s/ Wafaa Orfy
    -------------------------------
    Name: Wafaa Orfy
    Title: Authorized Signatory

                                                                               4

                               Reverse of Security

            This Security is one of a duly authorized series of Securities of the Company designated as Limited Principal Protection RAPIDS(SM) (Return
Accelerated PortfolIo Debt Securities) Due June 3, 2007 Linked to a Basket of
Five Stock Indices (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the
Securities; provided that no additional notes can be issued if an Event of
Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the
Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

            The Maturity Payment Amount, at the request of the Trustee, shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

            All percentages resulting from any calculation with respect to the
Securities will be rounded at the Calculation Agent's discretion.

            The Trustee shall fully rely on the determination by the Calculation
Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

            This Security is not subject to any sinking fund.

            If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the
Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity Date and the date three Business
Days prior thereto was the Valuation Date.

            The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of

                                                                               5

the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of
Securities, the holders of a majority in aggregate principal amount of the
Securities of such series Outstanding may on behalf of the holders of all the
Securities of such series waive any past default or Event of Default under the
Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.
Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this
Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this
Security or such other Securities.

            No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

            The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

            The Company, the Trustee, and any agent of the Company or of the
Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

            No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any
Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security
Register, upon surrender of this Security for registration of transfer at the
Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form

                                                                               6

satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Company intends to treat, and by purchasing this Security, the
Holder agrees to treat, for all tax purposes, this Security as a cash-settled financial contract giving rise to capital gain or loss, rather than as a debt instrument.

            THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Set forth below are definitions of the terms used in this Security.

            "AMEX" shall mean the American Stock Exchange LLC.

            "Basket" shall mean the basket initially composed of the Component
Indices.

            "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE,
Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

            "Calculation Agency Agreement" shall mean the Calculation Agency
Agreement, dated as of March 3, 2006, between the Company and the Calculation
Agent, as amended from time to time, or any successor calculation agency agreement.

            "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

            "Close of Trading" shall mean, in respect of any Relevant Exchange, the scheduled weekday closing time on a day on which the Relevant Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

            "Closing Basket Level" shall mean, with respect to any day, the sum of the products of the Closing Index Level of each Component Index on that day and the applicable Multiplier for such Component Index.

            "Closing Index Level" shall mean, with respect to any day, in the case of any Component Index or any Successor Index, the closing level of such
Component Index or Successor Index, as the case may be, as reported by the publisher of such Component Index or Successor Index, as the case may be, on such day or as determined by the Calculation Agent pursuant to the Calculation
Agency Agreement.

                                                                               7

            "Component Index" shall initially mean any one of the Korea Stock
Price Index 200, as calculated, published and disseminated by the Korea Stock
Exchange, the MSCI Taiwan Index, as calculated, published and disseminated by
Morgan Stanley Capital International Inc., the AMEX Hong Kong 30 Index, as
calculated, published and disseminated by the American Stock Exchange, Inc., the
FTSE/Xinhua China 25 Index, as calculated, published and disseminated by
FTSE/Xinhua Index Limited and the MSCI Singapore Free Index, as calculated, published and disseminated by Morgan Stanley Capital International Inc. and
"Component Indices" shall have the correlative meaning.

            "Company" shall have the meaning set forth on the face of this
Security.

            "Final Basket Level" shall equal the Closing Basket Level on the
Valuation Date.

            "Final Basket Return" shall equal the following:

                    Final Basket Level - Initial Basket Level
               ---------------------------------------------------
                              Initial Basket Level

            "Holder" shall have the meaning set forth on the reverse of this
Security.

            "Indenture" shall have the meaning set forth on the reverse of this
Security.

            "Initial Basket Level" shall equal 1000.

            "Market Disruption Event", with respect to any Component Index or any Successor Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent in its sole discretion:

      (1)   A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of such Component Index or Successor Index, by the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant Exchange or otherwise.

      (2)   A material suspension of, or limitation imposed on, trading in futures or options contracts relating to such Component Index or Successor
      Index by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise.

      (3)   Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of such Component Index or Successor Index on the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on that day.

                                                                               8

      (4)   Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Component Index or Successor Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the Close of Trading on that day.

      (5)   The closure of the Relevant Exchanges on which securities that then comprise 20% or more of such Component Index or Successor Index are traded or on which futures or options contracts relating to such Component Index or Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Exchanges at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Relevant Exchanges and (ii) the submission deadline for orders to be entered into the Relevant Exchanges for execution at the Close of Trading on that day.

For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of a Component Index or Successor Index will be based on a comparison of (x) the portion of the level of such Component Index or Successor Index attributable to that security and (y)
the overall level of such Component Index or Successor Index, in each case immediately before the occurrence of the Market Disruption Event.

          o   "Maturity Payment Amount" for each $1,000 principal amount of
              Securities, shall equal: If the Final Basket Level is greater than or equal to the Initial Basket Level, the lesser of:

                  (a) $1,183; and

                  (b) $1,000 + ($2,000 x the Final Basket Return).

          o   If the Final Basket Level is less than the Initial Basket Level and equal to or greater than the Threshold Level, $1,000.

          o   If the Final Basket Level is less than the Threshold Level:

                                Final Basket Level
                  $1,000 x   ------------------------
                                 Threshold Level

If requested by the Trustee, the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

            "Measurement Day" shall mean any day on which a Component Index (or any Successor Index) is published by its publisher or is otherwise determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

                                                                               9

            "Multiplier" of each Component Index shall initially be as follows:

                  Component Index                             Initial Multiplier
                  ---------------                             ------------------
                  The Korea Stock Price Index 200                 1.7687613
                  The MSCI Taiwan Index                           0.8884572
                  The AMEX Hong Kong 30 Index                     0.2390196
                  The FTSE/Xinhua China 25 Index                  0.0132054
                  The MSCI Singapore Free Index                   0.3655425

The Multipliers shall be subject to adjustment by the Calculation Agent pursuant to the Calculation Agency Agreement.

            "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

            "NYSE" shall mean The New York Stock Exchange, Inc.

            "Place of Payment" shall mean the place or places where the principal of (and premium, if any) and interest, if any, on the Securities are payable.

            "Relevant Exchange" shall mean, for any security (or any combination thereof then underlying any Component Index or any Successor Index), the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

            "Securities" shall have the meaning set forth on the reverse of this
Security.

            "Security" shall have the meaning set forth on the face of this
Security.

            "Stated Maturity Date" shall mean June 3, 2007 (or if June 3, 2007 is not a Business Day, on the next Business Day); provided, that if the
Valuation Date is postponed, the Stated Maturity Date shall be the third
Business Day following the date that the Final Basket Level on the postponed
Valuation Date is determined.

            "Successor Index" shall mean such successor or substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of a Component Index.

            "Threshold Level" shall mean 900, as it may be adjusted from time to time by the Calculation Agent to the extent it believes appropriate, in a manner consistent with the adjustments to the method of calculation of a Component
Index or a Successor Index described in the Calculation Agency Agreement.

            "Trustee" shall have the meaning set forth on the reverse of this
Security.

            "Valuation Date" shall mean May 25, 2007; provided, that if such day is not a Measurement Day with respect to a Component Index or a Successor Index or if a Market

                                                                              10

Disruption Event occurs with respect to a Component Index or a Successor Index on such day, then: (1) with respect to each Component Index and Successor Index for which such day is a Measurement Day and for which a Market Disruption event has not occurred, such day shall be the date on which the Calculation Agent determines the Closing Index Level of such Component Index or Successor Index for use in calculating the Final Basket Level; (2) with respect to each
Component Index and Successor Index for which such day is not a Measurement Day or for which a Market Disruption Event has occurred, the date on which the
Calculation Agent determines the Closing Index Level of such Component Index or
Successor Index for use in calculating the Final Basket Level shall be the next following Measurement Day on which no Market Disruption Event occurs; provided, however, if a Market Disruption Event with respect to the Component Index or
Successor Index occurs on each of the eight Measurement Days following the originally scheduled Valuation Date, then the Calculation Agent shall determine the Closing Index Level of that Component Index or Successor Index for use in calculating the Final Basket Level based upon its good faith estimate of the level of the Component Index or Successor Index on that eighth Measurement Day;
and (3) the day on which the Closing Index Level of the last remaining Component
Index or Successor Index is determined for purposes of calculating the Final
Basket Level shall be deemed the Valuation Date.

            "Weight" of each Component Index shall initially be as follows:

                                                               Initial Weight in
                  Component Index                                 the Basket
                  ---------------                              -----------------
                  The Korea Stock Price Index 200                     313
                  The MSCI Taiwan Index                               247
                  The AMEX Hong Kong 30 Index                         189
                  The FTSE/Xinhua China 25 Index                      145
                  The MSCI Singapore Free Index                       106

The Weights shall be subject to adjustment by the Calculation Agent pursuant to the Calculation Agency Agreement.

            All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

                        ________________________________

            The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common                   UNIF GIFT MIN ACT - ______ Custodian ______
                                                                         (Cust)           (Minor)
TEN ENT -     as tenants by the entireties           under Uniform Gifts to Minors
JT TEN  -     as joint tenants with right of         Act ______________________________________
              Survivorship and not as tenants in                        (State)
              common

            Additional abbreviations may also be used though not in the above list.

                        ________________________________

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-----------------------

-----------------------

________________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

________________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                       _________________________________________

            NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

_____________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.